Exhibit 99.1

Contact:                                                Bob East

(443) 213-0502

bob.east@westwicke.com

Envision Healthcare Holdings, Inc. Announces Two EmCare Acquisitions, Initiation of 2015 Guidance and Expanded AMR Operations

GREENWOOD VILLAGE, Colo. — January 13, 2015 — Envision Healthcare Holdings, Inc. (NYSE: EVHC) (Envision) announced that its EmCare, Inc. (EmCare) business has entered into two agreements to acquire Emergency Medical Associates (EMA) of Parsippany, N.J. and Scottsdale Emergency Associates, LTD (SEA) of Phoenix, Ariz. The physician groups are expected to add an estimated $300 million to EmCare’s revenues and approximately 1.9 million patient encounters annually.

“We are very excited about partnering with EMA and SEA,” stated Todd Zimmerman, chief executive officer of EmCare. “Both independent physician groups have established excellent relationships with hospitals and physicians in their respective areas. These two groups will serve as the foundation of a new division at EmCare aimed at growing our relationships with similar physician practices.”

Emergency Medical Associates’ 945 clinicians, including 580 physicians, provide emergency department, hospitalist and urgent care services at 47 facilities in New Jersey, New York, Rhode Island and North Carolina. EMA utilizes a number of innovative operational practices and technology tools to improve quality and productivity within their group.

“At EMA, we have a long history of great relationships with our clinicians and hospital partners as well as a passion for implementing technology that will better serve both,” stated Raymond Iannaccone, M.D., president and chief executive officer of EMA. “Combining forces allows us to provide additional service line expertise to our current customer base and gives our combined companies an impressive technology portfolio.”

Scottsdale Emergency Associates is a premier emergency physician group in the greater Phoenix market with 40 physicians and more than a dozen mid-level providers. “Our leadership team and clinicians are proud of our longstanding relationships with our partner hospitals and our community. We look forward to the opportunity to be part of a greater strategy with EmCare and EMA to better serve hospital clients, other independent physician groups and communities nationwide,” said Doug Smith, M.D., president and chief executive officer of SEA.

“Emergency Medical Associates and Scottsdale Emergency Associates are appealing due to their impressive leadership and clinical expertise,” said William A. Sanger, chairman, president and chief executive officer of Envision. “These new relationships will allow Envision to draw upon this expertise and strengthen our strategic objectives with independent physician groups to manage the patient across the care continuum.”

The acquisitions are expected to close before the end of February pending completion of certain closing conditions. Nexus Health Capital served as the Investment Banking Advisor to EMA and SEA.

American Medical Response (AMR) Granted Approval to Operate in Maricopa County, Ariz.

Arizona’s Department of Health Services approved AMR’s application to provide ambulance services in most of Maricopa County, including Phoenix.  The Director’s approval is subject to the normal appeal and review processes.

Envision Healthcare 2015 Guidance

Envision expects 2015 full-year Adjusted EBITDA to be $653 to $665 million and Adjusted EPS to be $1.42 to $1.50. First quarter 2015 Adjusted EBITDA and Adjusted EPS is expected to be approximately 19 to 20 percent of the full-year guidance due to normal expense seasonality, including higher payroll taxes in the first quarter, particularly for its EmCare subsidiary; the anticipated loss of Medicare parity for care reimbursed for certain Medicaid patients effective January 1, 2015 and the timing of the closing of the EMA and SEA acquisitions.

About Envision Healthcare Holdings, Inc.

Envision Healthcare Holdings, Inc., and its more than 34,000 employees and affiliated clinicians, offers an array of healthcare related services to consumers, hospitals, healthcare systems, health plans and local, state and national government entities. Through Envision Healthcare Corporation, the Company operates American Medical Response, Inc. (AMR), EmCare Holdings, Inc. (EmCare) and Evolution Health, LLC (Evolution Health). AMR is a provider and manager of community-based medical transportation services, including emergency (‘911’), non-emergency, managed transportation, fixed-wing air ambulance and disaster response. EmCare is a provider of integrated facility-based physician services, including emergency, anesthesiology, hospitalist/inpatient care, radiology, tele-radiology and surgery. Evolution Health provides comprehensive care to patients across various settings, many of whom suffer from advanced illnesses and chronic diseases. Envision is headquartered in Greenwood Village, Colorado.

Forward-Looking Statements

Certain statements and information herein may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our 2015 Adjusted EBITDA and Adjusted EPS guidance, objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future, including EVHC’s ability to successfully complete the acquisitions of EMA and SEA and EMA’s and SEA’s estimated $300 million in annualized revenues and estimated 1.9 million patient encounters annually. Any forward-looking statements or guidance herein are made as of the date of this press release, and EVHC undertakes no duty to update or revise any such statements. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in EVHC’s filings with the U.S. Securities and Exchange Commission from time to time, including in the section entitled “Risk Factors” in EVHC’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Among the factors that could cause future results to differ materially from those provided in this press release are: decreases in our revenue and profit margin under our fee-for-service contracts due to changes in volume, payor mix and third party reimbursement rates, including from political discord in the federal budgeting process; the loss of existing contracts; failure to accurately assess costs under new contracts; difficulties in our ability to recruit and retain qualified physicians and other healthcare professionals, and enforce our non-compete agreements with our physicians; failure to implement some or all of our business strategies, including our efforts to grow our Evolution Health business and cross-sell our services; lawsuits for which we are not fully reserved; the adequacy of our insurance coverage and insurance reserves; our ability to successfully integrate strategic acquisitions; the high level of competition in the markets we serve; the cost of capital expenditures to maintain and upgrade our vehicle fleet and medical equipment; the loss of one or more members of our senior management team; our ability to maintain or implement complex information systems; disruptions in disaster recovery systems or management continuity planning; our ability to adequately protect our intellectual property and other proprietary rights or to defend against intellectual property infringement claims; challenges by tax authorities on our treatment of certain physicians as independent contractors; the impact of labor union representation; the impact of fluctuations in results due to our national contract with FEMA; potential penalties or changes to our operations, including our ability to collect accounts receivable, if we fail to comply with extensive and complex government regulation of our industry; the impact of changes in the healthcare industry, including changes due to healthcare reform; our ability to timely enroll our providers in the Medicare program; our ability to restructure our operations to comply with future changes in government regulation; the outcome of government investigations of certain of our business practices; our ability to comply with the terms of our settlement agreements with the government; our ability to generate cash flow to service our substantial debt obligations; the significant influence of investment funds sponsored by, or affiliated with, Clayton, Dubilier & Rice, LLC over us; and the other factors discussed in EVHC’s filings with the Securities and Exchange Commission.

Non-GAAP Financial Measures Description

This press release includes presentations of Adjusted EBITDA and Adjusted EPS for 2015 guidance, which are not financial measures calculated and presented in accordance with generally accepted accounting principles in the United States of America (GAAP).  Adjusted EBITDA is defined as net income (loss) before equity in earnings of unconsolidated subsidiary, income tax benefit (expense), loss on early debt extinguishment, other income (expense), net, realized gains (losses) on investments, interest expense, net, equity-based compensation expense, related party management fees, restructuring charges, and depreciation and amortization expense.  Adjusted EPS is defined as diluted earnings per share adjusted for expenses related to EVHC’s secondary offering, amortization expense, equity-based compensation expense, restructuring charges and loss on early debt extinguishment, net of an estimated tax benefit.

These non-GAAP financial measures are commonly used by management and investors as performance measures or liquidity indicators. However, the items excluded from these non-GAAP financial measures are significant components in understanding and assessing EVHC’s financial performance, and as a result, these measures should not be considered in isolation or as an alternative to GAAP measures such as net income, cash flows provided by or used in operating, investing or financing activities or other financial statement data presented in EVHC’s consolidated financial statements as an indicator of financial performance or liquidity. Since these non-GAAP financial measures are not measures determined in accordance with GAAP and are susceptible to varying calculations, these measures, as presented, may not be comparable to other similarly titled measures of other companies.  Reconciliations for the forward-looking full-year 2015 Adjusted EBITDA and Adjusted EPS projections presented herein is not being provided due to the number of variables in the projected full-year 2015 Adjusted EBITDA and Adjusted EPS ranges and thus EVHC does not currently have sufficient data to accurately estimate the individual adjustments for such reconciliations.